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                                                                    Exhibit 10.8

                                                                [Execution Copy]

                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT made and entered into as of the 10th day of April, 2001, by and among MICHAEL FOODS, INC., a Minnesota corporation (the "Company") BILL L. GOUCHER (the "Executive") and for the purposes of Section 8 hereof, M-Foods Holdings, Inc., a Delaware corporation and controlling entity of the Company ("Holdings").

      WHEREAS, Executive has served as President of an operating company subsidiary of Michael Foods, Inc.; and

      WHEREAS, Company and Executive have agreed to enter into this Agreement effective as of the date hereof.

      NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto agree as follows:

      1. Employment and Duties. Company shall employ Executive to serve as President of M.G. Waldbaum Company and in such capacity Executive shall perform such duties as the bylaws provide and as the CEO of the Company may from time to time determine.

      2. Term. This Agreement shall be effective as of the date hereof (the "Effective Date") and shall continue until the second anniversary of a Change in Control (as defined below), unless earlier terminated as provided herein (the "Employment Period"). The Employment Period may be extended thereafter upon the written agreement of the parties hereto.

      3. Annual Base Salary. For all services by Executive, the Company agrees to pay to Executive an annual base salary of at least $275,000 (the "Annual Base Salary").

      4. Additional Benefits and Working Facilities.

            a. Annual Bonus. During the Employment Period, the Executive shall participate in such bonus arrangements as may be approved by the Compensation Committee of the Board (the "Compensation Committee") (the aggregate of all payments made under such bonus arrangements being herein referred to as the "Annual Bonus"). Executive's aggregate bonus opportunity will be no less than 100% of Annual Base Salary and the "Target Bonus" will be no less than 62.5% of Annual Base Salary or greater as determined by the Compensation Committee. The Annual Bonus shall be paid within two and one-half months of the end of the fiscal year of the Company to which it relates.

            b. Other Benefits. Executive shall be entitled to participate in all compensation, incentive, employee benefit, welfare and other plans, practices, policies and programs and fringe benefits, including vacation policy (collectively, "Employee Benefit Plans") on a basis

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      no less favorable than that provided to any other executive officer of the
      Company.

            c. Expenses. The Company shall reimburse Executive for all reasonable expenses incurred by Executive in connection with the Company's business, including but not limited to, expenses of travel and entertainment, upon presentation of itemized statements therefor.

      5. Termination of Employment.

            a. Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 12 of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean a determination by the Company in its sole discretion that Executive is unable to perform his job responsibilities as a result of chronic illness, physical, mental or any other disability for a period of six months or more.

            b. With or Without Cause. The Company may terminate the Executive's employment during the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

                  (i) the continued failure of the Executive to perform
            substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board which specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or

                  (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

                  (iii) conviction of a felony or guilty or nolo contendere plea by the Executive with respect thereto.

For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company.


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Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer (while the Executive does not serve as such) or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company. The cessation of employment of the Executive shall not be deemed to be for Cause unless and until there shall have been delivered to the Executive a copy of a resolution duly adopted by the affirmative vote of not less than 75%of the entire membership of the Board (excluding the Executive) at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Executive and the Executive is given an opportunity, together with counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive is guilty of the conduct described in subparagraph (i),
(ii) or (iii) above, and specifying the particulars thereof in detail.

            c. Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. For purposes of this Agreement, "Good Reason" shall mean in the absence of a written consent of the Executive:

                  (i) upon, or in anticipation of, a Change in Control, the
            assignment to the Executive of any duties inconsistent with the Executive's title and position (including status, offices and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; provided that after a Change in Control the Company shall have the flexibility to appoint the Executive to a reporting relationship different from that which existed prior to the Change in Control, to make an immaterial change in Executive's duties, or to change the Executive's title provided that Executive shall not have a stature less than that of an operating company President, and it is understood that equivalent positions may have different titles;

                  (ii) any failure by the Company to comply with any of the
            provisions of Section 3 of this Agreement or the failure by the Company to increase such Annual Base Salary each year after a Change in Control by an amount which at least equals on a percentage basis, the mean average percentage increase in base salary for all employees similarly situated during the two full calendar years immediately preceding a Change in Control, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                  (iii) the failure of the Company upon a Change in Control to
            (A) continue in effect any employee benefit plan, compensation plan, welfare benefit plan or material fringe benefit plan in which Executive is participating immediately prior to


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            such Change in Control or the taking of any action by the Company which would adversely affect Executive's participation in or reduce Executive's benefits under any such plan, unless Executive is permitted to participate in other plans providing Executive with substantially equivalent benefits, or (B) provide Executive with paid vacation in accordance with the most favorable past practice of the Company as in effect for Executive immediately prior to such Change in Control;

                  (iv) after, or in anticipation of, a Change in Control, any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement for Cause, death or Disability;

                  (v) any failure by the Company to comply with and satisfy
            Section 11(c) of this Agreement; or

                  (vi) after, or in anticipation of, a Change in Control, any requirement that the Executive (A) be based anywhere more than 50 miles from the office where the Executive is currently located or
            (B) travel on Company business to an extent substantially greater than the Executive's current travel obligations.

            d. Notice of Termination. Any termination by the Company or by the Executive shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provisions so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder.

            e. Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company other than for Disability, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, (ii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be, and (iii) if the Executive's employment is terminated by the Executive, 30 days after the giving of such notice by the Executive provided that the Company may elect to place the Executive on paid leave for all or any part of such 30-day period.


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            f. Change in Control. "Change in Control" means the consummation of a transaction, whether in a single transaction or in a series of related transactions that are consummated contemporaneously (or consummated pursuant to contemporaneous agreements), with any other party or parties on an arm's-length basis, pursuant to which (a) such party or parties, directly or indirectly, acquire (whether by merger, stock purchase, recapitalization, reorganization, redemption, issuance of capital stock or otherwise) more than 50% of the voting stock of the Company, (b) such party or parties, directly or indirectly, acquire assets constituting all or substantially all of the assets of the Company and its subsidiaries on a consolidated basis, or (c) prior to an initial public offering of the Company Common Stock pursuant to an offering registered under the 1933 Act, Vestar Capital Partners IV, L.P. a Delaware limited partnership and its affiliates cease to have the ability to elect, directly or indirectly, a majority of the Board of Directors of the Company.

      6. Obligations of the Company upon Termination.

            a. Death or Disability. If, during the Employment Period the Executive's employment shall terminate on account of death or Disability:

                  (i) the Company shall pay to the Executive or his estate or beneficiaries in a lump sum in cash within 30 days after the Date of Termination the sum of (x) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid, and (y) the product of (1) the Target Bonus and (2) a fraction, the numerator of which is the number of whole and partial months in the fiscal year in which the Date of Termination occurs through the Date of Termination and the denominator of which is 12, to the extent not theretofore paid (the sum of the amounts described in clauses (x) and (y) shall be hereinafter referred to as the "Accrued Obligations");

                  (ii) to the extent not theretofore paid or provided, the
            Company shall timely pay or provide to the Executive or his estate or beneficiaries any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice of or contract or agreement with the Company and its affiliated companies through the Date of Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits"); and

                  (iii) the Company shall pay to the Executive or his estate or beneficiaries in a lump sum in cash within 30 days after the Date of Termination an amount equal to the Executive's current Annual Base Salary.

            b. By the Company for Cause; By the Executive Other than for Good Reason. If the Executive's employment is terminated for Cause or the Executive terminates his


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      employment without Good Reason during the Employment Period, this
      Agreement shall terminate without further obligations to the Executive other than the obligation to pay to the Executive (i) his Annual Base Salary through the Date of Termination to the extent theretofore unpaid and (ii) the Other Benefits.

            c. By the Company Other than for Cause, Death or Disability; By the Executive for Good Reason. If, during the Employment Period, but prior to a Change in Control, the Executive's employment is terminated by the Executive for Good Reason or by the Company other than for Cause, and other than on account of death or Disability:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

                        (A) the amount of Executive's Annual Base Salary through
                  the Date of Termination to the extent not theretofore paid;
                  and

                        (B) an amount equal to the Executive's current Annual
                  Base Salary; and

                  (ii) the Company shall provide the Executive with the Other
            Benefits.

            d. After, or in Anticipation of a Change in Control By the Company Other than for Cause or By the Executive for Good Reason. If the Executive's employment shall be terminated by the Company other than for Cause or the Executive terminates his employment for Good Reason in anticipation of or within two years following a Change in Control:

                  (i) the Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination the sum of:

                        (A) the Accrued Obligations; and

                        (B) an amount equal to the product of (x) two and (y)
                  Executive's current Annual Base Salary; and

                  (ii) the Company shall provide the Executive with the Other
            Benefits.

      7. Noncompetition and Nonsolicitation. Executive acknowledges that in the course of his employment with the Company he will become familiar with the Company's and its subsidiaries' trade secrets and other confidential information concerning the Company and such subsidiaries and that his services will be of special, unique and extraordinary value to the Company and its subsidiaries. Therefore, Executive agrees that:

            a. Noncompetition. During the period commencing on the Effective Date and


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      ending on the second anniversary of the date Executive's employment with the Company terminates (such period the "Restricted Period"), Executive shall not, for himself or on behalf of any other person, firm, partnership, corporation, or other entity, engage, directly or indirectly, as an executive, agent, representative, consultant, partner, shareholder or holder of any other financial interest, in any business that competes with the Company in the business of the production, distribution or sales of eggs or egg products (a "Competing Business"), it being understood and agreed that Executive shall not be in violation of this restriction where Executive is employed by a person, firm, partnership, corporation, or other entity engaged in a variety of activities, including the Competing Business, so long as Executive is not engaged in or responsible for the Competing Business of such entity. Nothing herein shall prohibit Executive from being a passive owner of not more than 2% of the outstanding publicly traded stock of any class of a Competing Business so long as Executive has no active participation in the business of such entity, except to the extent permitted above. Executive acknowledges that this Agreement, and specifically, this Section 7, does not preclude Executive from earning a livelihood, nor does it unreasonably impose limitations on Executive's ability to earn a living. In addition, Executive agrees and acknowledges that the potential harm to the Company of its non-enforcement outweighs any harm to Executive of its enforcement by injunction or otherwise.

            b. Nonsolicitation. During the Restricted Period, Executive shall not directly or indirectly through another entity (i) induce or attempt to induce any employee of the Company or its subsidiaries to leave the employ of the Company or its subsidiaries, or in any way interfere with the relationship between the Company or any of its subsidiaries and any employee thereof, (ii) knowingly hire any person who was an employee of the Company or any of its subsidiaries within 180 days prior to the time such employee was hired by Executive, (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with the Company or its subsidiaries or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any subsidiary or (iv) directly or indirectly acquire or attempt to acquire an interest in any business relating to the business of the Company or any of its subsidiaries and with which the Company or any of its subsidiaries has entertained discussions or has requested and received information relating to the acquisition of such business by the Company or its subsidiaries in the one-year period immediately preceding Executive's termination of employment with the Company.

            c. Enforcement. The parties to this Agreement hereby agree and stipulate that (i) the restrictions contained in this Agreement are reasonable and necessary in order to protect the Company's and its subsidiaries' legitimate business interests and (ii) in the event of any breach or violation of this Agreement or of any provision hereof by Executive, the Company and its subsidiaries will have no adequate remedy at law and will suffer irreparable loss and damage thereby. The parties hereby further agree and stipulate that in the event of any such breach or violation, either threatened or actual, the Company's and its subsidiaries' rights shall include, in addition to any and all other rights available to the Company and its


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      subsidiaries at law or in equity, the right to seek and obtain any and all injunctive relief or restraining orders available to it in courts of proper jurisdiction, so as to prohibit, bar, and restrain any and all such breaches or violations by Executive. The prevailing party to any legal action, arbitration or other proceeding commenced in connection with enforcing any provision of this Section 7, including without limitation, obtaining the injunctive relief provided by this Section 7 shall be entitled to recover all court costs, reasonable attorneys' fees, and related expenses incurred by such party. Executive further agrees that no bond need be filed in connection with any request by the Company and its subsidiaries for a temporary restraining order or for temporary or preliminary injunctive relief.

            d. Additional Acknowledgments. Executive acknowledges that the provisions of this Section 7 are in consideration of: (i) employment with the Company, (ii) the issuance by M- Foods Investors, LLC, a Delaware corporation and affiliate of the Company ("Investors"), to Executive of Investors' Class B Units (the "Class B Units") and Investors' Class C Units pursuant to the terms of that certain Management Stock Purchase and Unit Subscription Agreement, dated as of the date hereof, by and between Investors and Executive (the "Management Stock Purchase and Unit Subscription Agreement"), and (iii) additional good and valuable consideration as set forth in this Agreement. In addition, Executive acknowledges (i) that the business of the Company and its subsidiaries is national in scope and without geographical limitation and (ii) notwithstanding the state of incorporation or principal office of the Company or any of its subsidiaries, or any of their respective executives or employees (including the Executive), it is expected that the Company will have business activities and have valuable business relationships within its industry throughout the United States. Executive acknowledges that he has carefully read this Agreement and has given careful consideration to the restraints imposed upon Executive by this Agreement, and is in full accord as to their necessity for the reasonable and proper protection of confidential and proprietary information of the Company and its subsidiaries now existing or to be developed in the future. Executive expressly acknowledges and agrees that each and every restraint imposed by this Agreement is reasonable with respect to subject matter, time period and geographical area.

      8. Deferral of Certain Compensation. In connection with the Executive's agreement to cancel all of his options to acquire Company Common Stock pursuant to the terms of that certain Option Cancellation Agreement, dated as of the date hereof, by and between the Executive and the Company, the Company shall (a) pay to Executive an amount equal to $394,052.60 (the "Cancellation Payment") and (b) rollover an amount equal to $1,440,000 (the "Deferred Amount") to an unfunded, unsecured nonqualified deferred compensation arrangement established for this purpose (the "Deferred Account"). Each of the Executive, the Company and Holdings agrees that Holdings, through an intercompany transfer, shall assume all obligations associated with the Deferred Amount. The Cancellation Payment shall be paid by the Company to the Executive on the Effective Date, or as soon as reasonably practicable thereafter.

      With respect to the Deferred Account, the Deferred Amount shall be deemed to be invested


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(i.e., an actual investment will not be made), as of the Effective Date, in (A)
14,400 Class A Units of Investors (the "Investors A Units") and (B) 14,400 Class A Units (the "Dairy A Units") of M-Foods Dairy Holdings, LLC, a Delaware limited liability company ("Dairy Holdings"). Holdings shall credit Executive's Deferred Account with certain of the distributions that would be received by the Deferred Account if such Deferred Account were actually invested in the manner set forth in the preceding sentence in Investors A Units and Dairy A Units, the extent of such crediting to be in accordance with the calculations set forth in the following two paragraphs. All amounts in the Executive's Deferred Account shall be subject to the claims of the creditors of Holdings.

      With respect to the Investors A Units, Holdings shall credit Executive's Deferred Account with any distributions made in respect of such Investors A Units pursuant to or in accordance with Sections 4.4(a)(i) and 4.4(a)(ii) of the Investors' Amended and Restated Limited Liability Company Agreement, dated April 10, 2001 (the "Investors LLC Agreement"). In the event Investors distributes non-cash property to holders of Investors A Units pursuant to Sections 4.4(a)(i) or 4.4(a)(ii) of the Investors LLC Agreement, Holdings shall credit Executive's Deferred Account in an amount equal to the fair market value of such property, as determined by the Management Committee of Investors. Executive's Deferred Account shall not be credited with any distributions made in respect of Investors A Units pursuant to or in accordance with any subsections of Section
4.4 of the Investors LLC Agreement other than Sections 4.4(a)(i) and 4.4(a)(ii) thereof. In the event that Investors A Units are sold by one or more holders of Investors A Units to a buyer unrelated on the date hereof to the holders of Investors A Units, Holdings shall credit Executive's Deferred Account with an amount equal to the result of (x) the percentage of outstanding Investors A Units being purchased by an unrelated buyer (including, for purposes of this percentage calculation, the number of Investors A Units deemed held by the Deferred Account and any other unfunded, unsecured nonqualified deferred compensation arrangements similarly established to be deemed to hold Investors A Units) multiplied by (y) the number of Investors A Units deemed held in the Deferred Account multiplied by (z) the lesser of (i) the amount of cash or fair market value of any property, as determined by the Management Committee of Investors, received by holders of Investors A Units in exchange for an Investors A Unit and (ii) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Investors LLC Agreement) of an Investors A Unit (assuming such Investors A Unit was issued on the Closing Date, as such term is defined in the Executive's Management Stock Purchase and Unit Subscription Agreement); it being understood and agreed that any distribution made pursuant to this sentence shall, with respect to future distributions, reduce the number of Investors A Units deemed held by the Deferred Account by the percentage described in subclause (x) of this sentence.

      With respect to the Dairy A Units, Holdings shall credit Executive's Deferred Account with any distributions made in respect of such Dairy A Units pursuant to or in accordance with Sections 4.4(a)(ii) and 4.4(a)(iii) of the Limited Liability Company Agreement of Dairy Holdings, dated April 10, 2001 (the "Dairy Holdings LLC Agreement"). In the event Dairy Holdings distributes non-cash property to holders of Dairy A Units pursuant to Sections 4.4(a)(ii) or 4.4(a)(iii) of the Dairy Holdings LLC Agreement, Holdings shall credit Executive's Deferred Account in an amount equal to the fair market value of such property, as determined by the Management Committee of Dairy


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Holdings. Executive's Deferred Account shall not be credited with any distributions made in respect of Dairy A Units pursuant to or in accordance with any subsections of Section 4.4 of the Dairy Holdings LLC Agreement other than Sections 4.4(a)(ii) and 4.4(a)(iii) thereof. In the event that Dairy A Units are sold by one or more holders of Dairy A Units to a buyer unrelated on the date hereof to the holders of Dairy A Units, Holdings shall credit Executive's Deferred Account with an amount equal to the result of (x) the percentage of outstanding Dairy A Units being purchased by an unrelated buyer (including, for purposes of this percentage calculation, the number of Dairy A Units deemed held by the Deferred Account and any other unfunded, unsecured nonqualified deferred compensation arrangements similarly established to be deemed to hold Dairy A Units) multiplied by (y) the number of Dairy A Units deemed held in the Deferred Account multiplied by (z) the lesser of (i) the amount of cash or fair market value of any property, as determined by the Management Committee of Dairy Holdings, received by holders of Dairy A Units in exchange for a Dairy A Unit and (ii) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Dairy Holdings LLC Agreement) of a Dairy A Unit (assuming such Dairy A Unit was issued on the Closing Date, as such term is defined in the Dairy Unit Subscription Agreement, dated as of the date hereof, between Dairy Holdings and the Executive (the "Dairy Unit Subscription Agreement")); it being understood and agreed that any distribution made pursuant to this sentence shall, with respect to future distributions, reduce the number of Dairy A Units deemed held by the Deferred Account by the percentage described in subclause (x) of this sentence.

      Executive shall receive from Holdings distributions from his Deferred Account, in the amount indicated, upon the occurrence of the following events:
(i) upon a Change in Control, Executive shall receive a total distribution of the amount then deemed held in the Deferred Account; (ii) upon the tenth anniversary of the date hereof, Executive shall receive a total distribution of the amount then deemed held in the Deferred Account; (iii) upon the purchase by Investors of any of Executive's Class B Units pursuant to Section 7.2 of the Executive's Management Stock Purchase and Unit Subscription Agreement, Executive shall receive a distribution from the Deferred Account equal to the result of
(x) the percentage of Executive's Class B Units being purchased by Investors multiplied by (y) the number of Investors A Units deemed held in the Deferred Account multiplied by (z) the lesser of (A) the fair market value of an Investors A Unit, as determined by the Management Committee of Investors and (B) the sum of the Unreturned Capital and Unpaid Preferred Return (as such terms are defined in the Investors LLC Agreement) of an Investors A Unit (assuming such Investors A Unit was issued on the Closing Date, as such term is defined in the Executive's Management Stock Purchase and Unit Subscription Agreement); it being understood and agreed that any distribution made pursuant to clause (iii) of this sentence shall, with respect to future distributions, reduce the number of Investors A Units deemed held by the Deferred Account by the percentage described in subclause (x) of such clause (iii); and (iv) upon the purchase by Dairy Holdings of any of Executive's Class B Units pursuant to Section 7.2 of the Executive's Dairy Unit Subscription Agreement, Executive shall receive a distribution from the Deferred Account equal to the result of (x) the percentage of Executive's Class B Units being purchased by Dairy Holdings multiplied by (y) the number of Dairy A Units deemed held in the Deferred Account multiplied by
(z) the lesser of (A) the fair market value of a Diary A Unit, as determined by the Management Committee of Dairy Holdings and (B) the sum of the Unreturned Capital and Unpaid Preferred


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Return (as such terms are defined in the Dairy Holdings LLC Agreement) of a
Dairy A Unit (assuming such Dairy A Unit was issued on the Closing Date, as such term is defined in the Executive's Dairy Unit Subscription Agreement); it being understood and agreed that any distribution made pursuant to clause (iv) of this sentence shall, with respect to future distributions, reduce the number of Dairy A Units deemed held by the Deferred Account by the percentage described in subclause (x) of such clause (iv). The form of payment made with respect to any of the foregoing distributions shall be a cash payment except that (1) in the event of a Change in Control in which the consideration effecting such Change in Control is non-cash consideration, such distribution may be made in the form of such non-cash consideration, the fair market value of which shall be determined by the Management Committee of Investors, and (2) in the event of a distribution of the type described in clause (iii) or (iv) above, if, with respect to Holdings, any of the Cash Deferral Conditions (as such term is defined in the Executive's Management Stock Purchase and Unit Subscription Agreement) exists, the portion of the cash payment so affected may be made by the delivery of Holdings' unfunded and unsecured promise to pay Executive the portion of the cash payment so affected in cash, together with interest, at the first date on which the Cash Deferral Conditions no longer exist. The interest on such delayed cash payment will accrue annually at the "prime rate" published by The Wall Street Journal on the date Holdings delivers its unfunded and unsecured promise.

      9. Non-exclusivity of Rights. Nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice, program, contract or agreement except as explicitly modified by this Agreement; provided that the Executive shall not be eligible for severance benefits under any other program or policy of the Company.

      10. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement, and such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) pursued or defended against in good faith by the Executive regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code.

      11. Successors.

            a. This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

            b. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

            c. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid.

      12. Miscellaneous.

            a. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

            b. All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

                   If to the Executive:

                   Bill L. Goucher
                   3060 Quinwood Lane
                   Plymouth, MN 55441

                   If to the Company:

                   Michael Foods, Inc.
                   5353 Wayzata Boulevard

                   324 Park National Bank Building
                   Minneapolis, Minnesota 55416
                   Attention: Secretary

                   with a copy to:

                   Vestar Capital Partners IV, L.P.
                   245 Park Avenue
                   41st Floor
                   New York, NY 10167
                   Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

            c. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

            d. The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

            e. The Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 5(c) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

            f. From and after the Effective Date this Agreement shall supersede any other employment agreement between the parties with respect to the subject matter hereof.

            g. Subject to the provisions of Section 5(d), there shall be no limitation on the ability of the Company to terminate the Executive at any time with or without Cause.

                                    * * * * *

      IN WITNESS WHEREOF, the Executive has hereunto set the Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.


                                  /s/ Bill L. Goucher
                                  ------------------------------------
                                  Bill L. Goucher

                                  MICHAEL FOODS, INC.

                                  By:  /s/ John R. Reedy
                                  ------------------------------------
                                  Title:  Executive Vice President
                                  ------------------------------------

                                  M-FOODS HOLDINGS, INC.

                                  By:  /s/ J. Christopher Henderson
                                  ------------------------------------
                                  Title:  Vice President